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December 15, 2016

Global Asset Management — Personal Account Dealing/Code of Ethics Policy

AMERIPRISE GLOBAL ASSET MANAGEMENT

PERSONAL ACCOUNT DEALING AND

CODE OF ETHICS POLICY

Entities that have adopted — See Appendix A

Table of Contents

Introduction — Standards of Business Conduct		3
A.	General Principles - Required Standard of Business Conduct	3
B.	Duty Owed to Clients	3
C.	Conflicts of Interest — Prevention and Management	4
D.	Additional Standards of Conduct and Regulatory Requirements	4
E.	Reporting of Potential Code of Ethics or other Compliance Violations/Breaches	5
F.	Non-Compliance with the Policy	5
Applicability of Policy and General Requirements For all Covered Persons		5
A.	Applicability and Scope of the Policy	5
B.	Insider Dealing Restrictions — Misuse of Material Nonpublic Information	6
C.	Notification of Brokerage Accounts and Holding Brokerage Accounts at Designated Broker-Dealers	7
Specific Personal Trading Restrictions For all Covered Persons		7
A.	Client Conflict — Prohibition on “Front Running”	7
B.	Prior Approval (Pre-Clearance) of Personal Security Transactions	7
C.	Short-Term Trading Prohibition (30 Day Holding Period)	8
D.	Initial Public Offerings (“IPOs”) and Limited Offerings	9
E.	Participation in Investment Clubs	9
F.	Derivatives	9
G.	Frequent and Unusual Trading Activity	9
Additional Trading Restrictions for Investment Employees		10
A.	Rules Applicable to Portfolio Managers and other Designated Covered Persons	10
14 Day Blackout Period		10
B.	Rules Applicable to Research Analysts	10
C.	Rules Applicable to Trading Personnel	10
3 Day Blackout Period		10
Reporting and Administration Requirements		11
A.	Reporting Requirements	11
B.	Confidentiality	11
C.	Certification of Compliance with and Annual Review of Policy	11
D.	Resources	12
E.	Recordkeeping Requirements	12
Appendix A — Entities that have adopted Global Policy		13
Appendix B — Other Policies Applicable to Covered Persons		14
Appendix C — Compliance and Reporting Resources		15
Appendix D — Individual Securities Requirements		16
Appendix E — Covered Funds List		17
Appendix F — Options/Shorting Trading Guidelines		18
Appendix G — Limited Choice Policy		19

Introduction — Standards of Business Conduct

A.            General Principles - Required Standard of Business Conduct

The conduct of personal dealings in investments by Covered Persons (refer to Section A:  Applicability of Policy and Scope of Policy for definition of Covered Persons)  employed by or affiliated with the Ameriprise Global Asset Management Entities(1) (the “Firms”) is a matter of the utmost importance to the organization, its clients, its regulators and to employees themselves.  It is essential that the Firms appropriately manage access to privileged information concerning clients’ portfolios, the Firms’ trading intentions and trading activities,  and that the Firms discharge their duties in a way that does not harm the interests of clients, the Firms or breach any legal or regulatory requirements.  It is important that the Firms are not seen to act on privileged information for personal gain.

B.            Duty Owed to Clients

Various regulations applicable to the Firms impose a fiduciary duty to act in the exclusive best interest of their clients at all times recognizing their role as a “Trusted Adviser”.  A number of specific obligations flow from the duty that is owed to clients, including:

•                  To act solely in the best interests of clients at all times.

•                  To make full and fair disclosure of all material facts, particularly where the Firms’ interests may conflict with those of its clients.

•                  To act in a manner which satisfies the fiduciary duty owed to clients.

•                  To refrain from favoring the interest of a particular client over the interests of another client.

•                  To keep all information about clients (including former clients) confidential, including the client’s identity, client’s securities holdings information, and other non-public information.

•                  To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented appropriately.

In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

•                  Defrauds a client in any manner.

•                  Misleads a client, including any statement that omits material facts.

•                  Operates or would operate as a fraud or deceit on a client.

•                  Functions as a manipulative practice with respect to a client.

•                  Functions as a manipulative practice with respect to securities.

Specifically, the fiduciary duty owed to clients means the following outcomes must be achieved:

(1)  See Appendix A

•                  To have a reasonable, independent basis for investment advice.

•                  To ensure that investment advice is suitable to the client’s investment objectives, needs and circumstances.

•                  To refrain from effecting Personal Securities Transactions inconsistent with clients’ interests.

•                  To obtain best execution for clients’ securities transactions.

C.            Conflicts of Interest — Prevention and Management

All Covered Persons must be vigilant in terms of identifying circumstances that may present a conflict of interest.  A conflict of interest is any situation that presents an incentive to act other than in the best interest of a client or without objectivity.  A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors:

(i)             The Firms’ interests over a client’s interest

(ii)          The interest of a Covered Person over a client’s interest

(iii)       One client’s interest over another client’s interest

In addition to this Ameriprise Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”), the Firms have adopted various policies designed to prevent, or otherwise manage, conflicts of interest in contexts outside of personal trading (certain of these policies are listed in Appendix B).  To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict.

The requirements set forth in this Policy do not identify all possible conflicts of interest that may arise in relation to personal transactions.  Employees are encouraged to seek assistance from their local Compliance resources (see Appendix C) whenever they have any questions concerning obligations under the Policy, including conflicts of interest situations or concerns.

D.        Additional Standards of Conduct and Regulatory Requirements

Covered Persons must comply with other policies adopted by the individual Ameriprise Global Asset Management Entities that are intended to promote fair and ethical standards of business conduct and comply with related regulatory requirements.  These policies are listed in Appendix B.

E.            Reporting of Potential Code of Ethics or other Compliance Violations/Breaches

The Firms have various resources for Covered Persons to raise compliance issues and concerns on a confidential basis (refer to Appendix C for a list of Compliance resources).  In general, a Covered Person should first discuss a compliance issue with their supervisor, department head, Chief Compliance Officer, Compliance Executive, or other resource listed on Appendix C.  In the event that a Covered Person does not feel comfortable discussing compliance issues through these channels, the employee may anonymously report suspected violations of law or company policy by contacting their local resources (refer to Appendix C). Employees are encouraged to report these questionable practices so that the Firms have an opportunity to address and resolve these issues before they become more significant regulatory or legal issues.

F.         Non-Compliance with the Policy

Violations/Breaches of this Policy are taken seriously and may result in disciplinary actions and/or sanctions.  Disciplinary actions could be up to and including termination of employment and sanctions will vary depending on local requirements or the circumstances (e.g., depending on the severity of the violation, if a record of previous violations exists, etc.).

Applicability of Policy and General Requirements For all Covered Persons

A.            Applicability and Scope of the Policy

1.              Employees, Contractors, Directors and others who are “Covered Persons”

This Policy applies to all Covered Persons. Covered Persons include:

•                  All Columbia Threadneedle employees and contractors.

•                  Any other individual with a specific role (including working on a project) which compels Covered Person status due to access to proprietary information (e.g., holdings/transactions), such as the member of a staff group that provides ongoing audit, technology, finance, compliance, or legal support to Firms.

•                  Any other persons that may be deemed appropriate by Compliance.

2.              Applicability of Policy to Certain Household Members, Trusteeships and Executorships of Covered Persons

This Policy governs a Covered Person’s personal securities transactions as well as those securities transactions in which a Covered Person is deemed to have a direct or indirect Beneficial Ownership and over which a Covered Person exercises direct or indirect influence or control (“Affiliated Accounts”).  An account generally is covered by this Policy if it is:

•                  In the Covered Person’s name

•                  In the name of the Covered Person’s spouse/partner and/or any financially dependent members of the Covered Person’s household,

•                  Of a partnership in which the Covered Person or a member of his/her immediate family is a partner with direct or indirect investment discretion

•                  Of a trust in which the Covered Person (or a member of his/her immediate family) is a beneficiary and a trustee with direct or indirect investment discretion

•                  Of a closely held corporation in which the Covered Person or a member of his/her immediate family holds shares and have direct or indirect investment discretion

It is the responsibility of the Covered Person to seek advice in the event that it is not clear whether certain personal securities transactions are covered by this Policy.

B.            Insider Dealing Restrictions — Misuse of Material Nonpublic Information

A Covered Person who is in possession of material nonpublic information (often referred to as “Inside Information”) about securities or financial instruments is prohibited from buying, selling, recommending or trading such securities or financial instruments.  In addition, a Covered Person must not communicate or disclose such information to others who may misuse it. Material nonpublic information may include nonpublic information about a pooled investment vehicle (e.g., UCITS, open-end and closed-end mutual funds, and private funds) that are advised or sub-advised by the Firm.  The Firms each have adopted specific policies that address these prohibitions, and set forth specific protocols for handling material nonpublic information (see Appendix B which identifies the specific policies).

C.            Notification of Brokerage Accounts and Holding Brokerage Accounts at Designated Broker-Dealers (Limited Choice)

Covered Persons must promptly disclose their brokerage accounts to their Firm’s Compliance group, and ensure that each broker-dealer with which he/she maintains an account sends to the Compliance group, as soon as practicable, copies of all confirmations of his/her securities transactions and of all monthly, quarterly and annual account statements.

North America employees must receive approval from Personal Trading Compliance prior to opening any new brokerage account in order to comply with new FINRA Rule 3210.

Specific Personal Trading Restrictions For all Covered Persons

A.            Client Conflict — Prohibition on “Front Running”

Covered Persons are prohibited from engaging in a Personal Securities Transaction that involves the purchase or sale of a Reportable Security when such Covered Person has knowledge that such security (1) is being considered for purchase or sale by a client account or (2) is being purchased or sold by a client account.

B.            Prior Approval (Pre-Clearance) of Personal Security Transactions

Covered Persons must obtain approval — often referred to as pre-clearance - from Compliance prior to effecting a securities trade in most categories of investments.  This pre-clearance requirement extends to securities transactions in all accounts for which the Covered Person has Beneficial Ownership (discussed above).  If the Covered Person receives pre-clearance approval, it is valid only for the duration of the locally defined approval period; if a Covered Person does not effect the pre-cleared personal trade(s) within that locally approved time period, the Covered Person must request and obtain pre-clearance for the proposed personal trade(s) again before the trade(s) are effected.  If the Covered Person does not receive pre-clearance approval, he/she must not effect the requested Personal Securities Transaction (but may request approval on a subsequent day).

Covered Persons are required to obtain such pre-clearance approval for the majority of investments.  Please refer to Appendix D that identifies those categories of investments to which pre-clearance is or is not applicable.

Private Placements/Limited Offerings:  Investments in private placement offerings require approval by the Compliance group (e.g., private placements, non-exchange traded REITs, hedge funds, fixed income new issues, etc.).

Gifts and Charitable Donations:  Approval is not necessary for a gift of securities to a Non-Profit Organization, but Compliance should be notified in advance and the Short-Term and 14-day Blackout rules do not apply. For gifting securities to a For-Profit Organization, individual, trust or other person or entity (other than a Non-Profit Organization), the pre-clearance requirement and 14-day Blackout rule do apply if you are purchasing the securities you intend to give.

C.            Short-Term Trading Prohibition (30 Day Holding Period)

1.              Individual Securities at a Profit

Covered Persons are prohibited from engaging in short-term trading of Reportable Securities.  This means that Covered Persons may not buy (or add to their existing position), then sell the same securities (or equivalent) within 30 calendar days if the trade would result in a gain.  Covered Persons must wait until calendar day 31 (Trade Date + 30) to trade out of a position at a profit.

When calculating the 30-day holding period, the average cost method must be used.

2.              Covered Funds and other Pooled Investment Vehicles

A Covered Person is prohibited from short term trading in any Covered Fund (e.g., mutual fund, SICAV, OEIC, or other pooled investment vehicle, see Appendix E) held for less than 30 calendar days, or a longer time if specified in the Covered Fund’s prospectus or similar disclosure document.  Covered Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles and must comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be a Covered Fund.  Please see the Mutual Fund’s prospectus for further information.

Transactions exempted from short-term trading prohibitions:

Money market fund investments, automated investments and withdrawal programs, and Dividend Reinvestments are not subject to the 30 day holding period.

Please note that Columbia Threadneedle provides discounts on investments to employees in certain of its products but operates a holding period of a minimum 60 working days in order to qualify for those discounts. Please refer to the Columbia Threadneedle —EMEA and Asia Compensation & Benefits intranet site for information.

D.            Initial Public Offerings (“IPOs”) and Limited Offerings

Covered Persons require pre-clearance approval to purchase Initial Public Offerings (“IPOs”) or Limited Offerings, including additions to existing holdings but excluding capital calls for previously approved commitments. Such approval will only be granted when it is established that there is no conflict or appearance of a conflict with any Client or other possible impropriety (such as where the Security in the Limited Offering is appropriate for purchase by a Client, or when his/her participation in the Limited Offering is suggested by a person who has a business relationship with any such Company or expects to establish such a relationship).  The 30-day holding period also applies to IPOs.

E.            Participation in Investment Clubs

No Covered Person may participate in private investment clubs or other similar groups.

F.             Derivatives

Covered Persons are strongly discouraged from investing in any form of derivative that could give rise to an open ended, unlimited liability.  Most derivative trading is subject to pre-clearance requirements, option trading guidelines and the Short Term Trading Prohibition. (See Appendix F for additional guidance).

G.           Frequent and Unusual Trading Activity

Compliance monitors patterns of personal trading activity and may require additional information from a Covered Person with respect to a specific trade or series of transactions.  In addition, frequent trading activity is strongly discouraged.  Although no set limit of trades during a period of time is expressly stated by the Firms, Covered Persons should understand that they may come under scrutiny for frequent trading activity, which could result in corrective measures if the activity is deemed especially excessive.

Additional Trading Restrictions for Investment Employees

A.            Rules Applicable to Portfolio Managers and other Designated Covered Persons

14 Day Blackout Period

Portfolio Managers (and other Covered Persons specifically identified by Compliance) are not permitted to transact in any security that is purchased or sold in a client account 7 calendar days before and 7 calendar days after a client account they manage trades in that same (or equivalent) security.  This means a Portfolio Manager must wait until calendar day 8 to trade the security.  Application of this rule may be applied broader based on team function and location.

Because it is a Portfolio Manager’s responsibility to put his/her client’s interests ahead of his/her own, he/she may not delay taking appropriate action for a client account in order to avoid potential adverse consequences in his/her personal account.  In certain limited instances, Compliance, at their discretion, may determine that a trade should be deemed to have not caused a black out violation (e.g., unexpected significant client redemption or inflow triggering a sale or purchase in all securities held in the client portfolio).

B.            Rules Applicable to Research Analysts

Research Analysts (those who publish research for the use by Columbia Threadneedle) are prohibited from engaging in a personal securities transaction that involves securities issued by issuers on their Coverage List at the security (not issuer) level. This restriction includes securities convertible into, options on, and derivatives of, such securities.

C.            Rules Applicable to Trading Personnel

3 Day Blackout Period

Traders are not permitted to transact in any security that is purchased or sold in a client account 3 calendar days after the client transaction.  This means a Trader must wait until calendar day 4 to trade the security.  Application of this rule may be adjusted based on team function and location.

Reporting and Administration Requirements

A.            Reporting Requirements

1.              Initial Holdings Report and Certification:  Upon becoming a Covered Person under this Policy, one must disclose all securities holdings (as indicated in Appendix D) in which they have Beneficial Ownership (as indicated on page 5 and 6). All brokerage accounts must be disclosed.

All Covered Persons are notified of this requirement and are provided with a copy of this Policy when they first become subject to the Policy. This initial certification must be completed within 10 days of becoming a Covered Person. This information must be current as of the date no more than 45 days prior to the date the person becomes a Covered Person.

2.              Annual Certification: Covered Persons are also required to complete an annual accounts and holdings certification. This certification allows the Covered Person to validate the Brokerage Accounts and certain securities holdings in which they have Beneficial Ownership (as indicated on page 5 and 6). Covered Persons also certify that they have received, read and understand the Policy.  This information must be current as of a date no more than 45 days prior to the date the report was submitted.

3.              Quarterly Certification: On a quarterly basis, Covered Persons must also certify to securities transactions outside of a previously reported and approved Brokerage Account.  The quarterly certification must be completed within 30 calendar days of the last day of the quarter.

B.            Confidentiality

All reports and other documents and information supplied by or on behalf of any Covered Person in accordance with the requirements of this Policy will be treated as confidential, but are subject to review as provided herein and in the procedures by Legal, Compliance and other involved departments of the Firms, by Personal Trading, senior management, by representatives relevant regulatory authority of the asset management business’ regulatory or self-regulatory authority, or otherwise as required by law, regulation, or court order.

C.            Annual Review of Policy

At least annually, each Chief Compliance Officer/Compliance Executive of the Ameriprise Global Asset Management Entities must review the adequacy of this Policy and the policies and procedures herein referenced

D.            Resources

Refer to Appendix C for Compliance and Legal resources.

E.            Recordkeeping Requirements

Each respective Compliance group is primarily responsible for maintaining records created with respect to this Policy and the procedures adopted to implement it.  All records must be maintained for five years after the end of the fiscal year in which the documents were later of creation or last use, the first two years in an easily accessible place.

Appendix A — Entities that have adopted Global Policy

Columbia Management Investment Advisers, LLC

Columbia Management Investment Distributors, Inc.

Columbia Management Investment Services, Corp.

Threadneedle Asset Management Holdings SARL (TAMHS)

Threadneedle Asset Management Ltd.

Threadneedle Asset Management Limited (TAML)

Threadneedle Asset Management Malaysia Sdn Bhd

Threadneedle International Limited

Threadneedle International Investment GmbH

Threadneedle International Limited (TINTL)

Threadneedle Investment Services Limited (TISL)

Threadneedle Investments Singapore (PTE) Limited (TIS)

Threadneedle Investments Taiwan Limited

Threadneedle Management Luxembourg SA. (TMLUX)

Threadneedle Management Services Limited

Threadneedle Navigator ISA Manager Limited (TNIML)

Threadneedle Pensions Limited (TPEN)

Threadneedle Portfolio Services Hong Kong Limited, Korea Representative Office

Threadneedle Portfolio Services Hong Kong Limited (TPSHKL)

Threadneedle Portfolio Services Limited (TPSL)

Threadneedle Unit Trust Manager Limited (TUTML)

It should be noted that Columbia Management includes Wanger Acorn trading data to also cover non- CWAM employees under one consolidated Code.

Appendix B — Other Policies Applicable to Covered Persons

Additional Policies Relevant to Covered Persons Employed by or Affiliated with Columbia Management:

Ameriprise Financial Global Code of Conduct

Ameriprise Handling Whistleblower Claims Policy

Ameriprise Limited Choice Policy

Columbia Management Activities Involving Outside Entities or Family Relationships Policy

Columbia Management Gifts, Entertainment and Other Benefits Policy

Columbia Management Material Nonpublic Information Policy

Columbia Management Political Contributions Policy

Columbia Management Portfolio Holdings Disclosure Policy

Columbia Management Privacy Policy

Threadneedle Other Conflicts of Interest Policies Applicable to Covered Persons:

Threadneedle Market Abuse & Insider Dealing Policy

Threadneedle Conflicts of Interest Policy

Threadneedle Outside Activities & Family Relationships Policy

Columbia Threadneedle Investments — EMEA and APAC Gifts, Entertainment and Other Benefits Policy

Threadneedle Treating Customers Fairly

Threadneedle Whistleblowing Policy

Appendix C — Compliance and Reporting Resources

Personal Trading - 612-671-5196 or send email to Personal.Trading@ampf.com

Columbia Threadneedle EMEA and Asia Personal Trading personalaccountdealing@columbiathreadneedle.com

Contact the Compliance Team if you are ever at doubt as to your obligations under this Policy.

Ameriprise Financial provides a dedicated resource through NAVEX Global (formerly known as Ethicspoint) (800-963-6395), a comprehensive and confidential reporting service for U.S. employees to report suspected fraud, abuse or other misconduct.

Threadneedle employees, in accordance with the Threadneedle Whistleblowing Policy, may contact the following for reporting, investigating and remedying any wrongdoing in the workplace.

Safecall		0800 915 1571
FCA whistleblowing line	whistle@fca.gov.uk	020 7676 9200
Public Concern at Work	helpline@pcaw.co.uk	020 7404 6609

Appendix D — Individual Securities Requirements

Pre-clearance Requirements — All securities are subject to prior approval under the Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) except those listed below:

•                  Ameriprise Financial Stock (other rules - blackout, holding periods still apply, no speculative trading)

•                  Annuities and Life Insurance (where there is no specific investment exposure)

•                  Bank products (checking/savings, CDs, etc.)

•                  Currencies

•                  Debt securities issued by any government

•                  Dividend Reinvestment Plans (DRIPS)

•                  Futures

•                  Money Market Funds

•                  Non Investment derivatives — sporting bets only

•                  Open-End Mutual Funds

•                  Columbia Threadneedle - EMEA and Asia Products*

•                  Unit Investment Trusts (UITs)

*Pre-clearance is required on Columbia Threadneedle — EMEA and Asia OEICS/SICAVS by FPDC/SPC members

Ameriprise 401(K) — Covered Persons must report Schwab PCRA accounts.  ETF and Closed End Fund transactions within these PCRA accounts also require pre-clearance.

Holding Reporting Requirements* — All securities are subject to the reporting requirements under the Policy, including covered open-end funds, except those listed below:

•                  Annuities (report only Covered Funds listed on Appendix E)

•                  Bank products (checking/savings, CDs etc.)

•                  Currencies

•                  Debt securities issued by any government

•                  529 plans

•                  Money Market Funds

•                  Open-End Mutual Funds (Note: Holdings of Covered Open — End Funds list on Appendix E are reportable in the quarterly and annual certifications)

*All brokerage accounts are reportable even if the holdings in those accounts are not.

All other securities not listed above are subject to the Limited Choice Policy (Appendix G) and 30 Day Holding Period.

Appendix E — Covered Funds List

The Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) speaks to certain rules concerning activity within Covered Funds. Closed-End Funds, ETFs and Mutual Funds for which Columbia Management Investment Advisers, LLC serves as an investment adviser or for which an affiliate of Columbia Management Investment Advisers, LLC serves as principal underwriter are considered “Covered Funds.”

The following is the list of Covered Funds as of December 2016:

•                  All Columbia Mutual Funds (both retail and variable), including Columbia Acorn Funds, Wanger Funds, Active Portfolios® and CMG Ultra Short Term Bond Fund

•                                                                  All Columbia Exchange-Traded Funds (ETFs)

•                                                                                    All Columbia Threadneedle — EMEA and Asia Funds

•                                                                                    Columbia Seligman Premium Technology Growth Fund, Inc.

•                                                                                    Tri-Continental Corporation

•                                                                                    Third-Party Funds Sub Advised by CMIA:

AC Alternatives Long Short Fund

AST Columbia Adaptive Risk Allocation Portfolio

Bishop Street Dividend Value Fund

Bishop Street Strategic Growth Fund

CGCM Large Cap Equity Fund

Mercer US Large Cap Growth Equity Fund

SA Columbia Focused Growth Portfolio

SA Columbia Focused Value Portfolio

SunAmerica Series Trust Technology Portfolio

VALIC Company I Large Cap Core Fund

Voya Multi-Manager Large Cap Core Portfolio

VY Columbia Contrarian Core Portfolio

VY Columbia Small Cap Value II Portfolio

Appendix F — Options/Shorting Trading Guidelines

SHORTING TRADING — GENERAL GUIDELINES

Shorting individual securities is prohibited.  Shorting broad based market securities (ETFs) is permitted.

OPTIONS TRADING — GENERAL GUIDELINES

All persons subject to the Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”) are strongly discouraged from dealing in any form of derivative that could give rise to an open ended, unlimited liability.

All Covered Persons must obtain pre-clearance via PTA prior to placing an options trade.

Short term trading at a profit is prohibited under the code.  Covered Persons may not trade options that will result in a gain if held less than 30 days.  Covered Persons must wait trade date plus 30 days before closing the position at a profit.

ACCEPTABLE TRANSACTIONS:

•                  Options that have an expiration greater than 30 days and

•                  Out of the money option contracts

•                  In the money option contracts only if there is an underlying position held greater than 30 days

PROHIBITED TRANSACTIONS:

•                  Options that have an expiration less than 30 days

•                  In the money option contracts — unless there is an underlying position held greater than 30 days

•                  Buying and selling options contracts at a profit held less than 30 days

KEY REMINDERS:

•                  Covered Persons are required to preclear the option ticker symbol (please use the new option symbology) and not the underlying ticker.

•                  Covered Persons are responsible for calculating the 30 day holding period (Trade date + 30 days), you must use the average cost method (PTA does not calculate the 30 day holding period).

•                  Receiving pre-clearance does not exclude you from other personal trading rules included in the Policy.

Appendix G — Limited Choice Policy

In order to comply with SEC expectations concerning the monitoring of trading activity within Covered Person accounts, Ameriprise Financial maintains a “limited choice” brokerage policy which dictates where certain types of securities must be held and traded.

Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of these brokers:

Ameriprise/Columbia Threadneedle North America- Ameriprise Financial Brokerage, Charles Schwab, Merrill Lynch

Columbia Threadneedle EMEA and Asia — Barclays, Hargreaves Lansdowne, Equiniti, Interactive Brokers, UOB Kay Hian, DBS Bank of Singapore, (Charles Schwab and Merrill Lynch — restricted to U.S based accounts only)

You must immediately* report any new accounts opened by completing the following steps:

1.              Add the account to the PTA system using the “Add Brokerage Account” functionality.

2.              Notify your broker of your association with Ameriprise Financial or Columbia Threadneedle. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

* North America employees must receive approval from Personal Trading Compliance prior to opening any new brokerage account in order to comply with new FINRA rule 3210.

The types of securities that are subject to the Limited Choice Policy are specified on the Individual Securities Requirements List Appendix D.

If you maintain a Brokerage Account outside of the limited choice brokers that holds securities subject to the limited choice policy, you have the following options:

1.              You may transfer the subject holdings to a like-ownership account at one of the approved brokers.

2.              You may liquidate the subject holdings (subject to the requirements in the Code) and either hold the proceeds as cash or reinvest in non-subject securities.

3.              You may apply for an exception.

Exceptions to the Limited Choice Policy are rare. If you believe your situation warrants an exception (e.g. managed discretionary accounts), contact Personal Trading for a Limited Choice Exception Request Form.  An exception does not make you exempt from complying will all other requirements in Global Asset Management Personal Account Dealing and Code of Ethics Policy (“Policy”).